UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2022

OCEAN BIO-CHEM, INC.

(Exact name of registrant as specified in its charter)

Florida	0-11102	59-1564329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4041 SW 47 Avenue

Fort Lauderdale, Florida 33314

(Address of principal executive offices, including Zip Code)

(954) 587-6280

Registrant’s telephone number, including area code:

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	OBCI	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 21, 2022, Ocean Bio-Chem, Inc., a Florida corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with OneWater Marine Inc., a Delaware corporation (“Parent”), and OBCMS, Inc., a Florida corporation, and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) with the Company continuing as the surviving corporation (the “Surviving Corporation”) and wholly owned subsidiary of Parent following the effectiveness of the Merger.

At the effective time of the Merger (the “Effective Time”):

1.	each share of the Company’s common stock, $0.01 par value per share (the “Company Common Stock”) that is owned by the Company (as treasury stock or otherwise) or any of its direct or indirect wholly owned subsidiaries as of immediately prior to the Effective Time (“Cancelled Shares”) will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange;

2.	each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares and Dissenting Shares as defined by the Merger Agreement) will be converted into the right to receive $13.08 in cash, without interest (the “Merger Consideration”);

3.	all shares of Company Common Stock will no longer be outstanding and all shares of Company Common Stock will be cancelled and retired and will cease to exist, and, subject to Section 2.03 of the merger agreement, each holder of: (i) a certificate formerly representing any shares of Company Common Stock; or (ii) any book-entry shares which immediately prior to the Effective Time represented shares of Company Common Stock will, subject to applicable Law in the case of Dissenting Shares, cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 2.02 of the Merger Agreement; and

4.	each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid, and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers, and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing shares of Merger Sub common stock shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

Entry into the Merger Agreement has been unanimously approved by the board of directors of the Company, based in part on the recommendation of a special committee of the board of directors composed entirely of directors who are not parties to the Merger directly or indirectly, other than as a result of being a shareholder of the Company, and who have no direct or indirect material financial interest or other material interest in the Merger.

Following execution of the Merger Agreement on June 21, 2022, holders of a majority of the issued and outstanding shares of Company Common Stock (the “Consenting Shareholders”) duly executed and delivered to the Company a written consent (the “Written Consent”), approving and adopting the Merger Agreement and the transactions contemplated thereby, including the Merger. No further approval of the Company’s shareholders is required to adopt the Merger Agreement or will be sought. As a result of receipt of the Written Consent, the Company is prohibited from engaging in any further discussions or solicitations regarding an alternative potential acquisition of the Company.

The consummation of the Merger is subject to customary closing conditions, including (i) receiving the approval of holders of a majority of the voting power of the outstanding Company Common Stock, which approval was effected after execution of the Merger Agreement through the Written Consent, (ii) the absence of legal restraints preventing the consummation of the Merger, (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) the payoff of certain indebtedness of the Company and (v) the closing or satisfaction or waiver of the closing conditions of transactions in which (A) Peter G. Dornau, the Chairman of the Board, President and Chief Executive Officer of the Company, and Mr. Dornau’s wife, will, pursuant to an equity purchase agreement entered into in connection with the Merger Agreement, sell to an affiliate of Parent and Merger Sub all of the issued and outstanding shares of common stock of Star Brite Europe, Inc. for an aggregate purchase price of $7,000,000, subject to certain adjustments and (B) an entity of which Mr. Dornau is the sole managing member will, pursuant to a real estate sales contract entered into in connection with the Merger Agreement, sell to an affiliate of Parent and Merger Sub certain real property, consisting of the Company’s executive offices and warehouse facilities in Fort Lauderdale, Florida, for a purchase price of $3,600,000, subject to certain adjustments.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Merger Sub. Among other things, the Company has agreed to use commercially reasonable efforts to conduct its business in the ordinary course of business consistent with past practice and use commercially reasonable efforts to preserve intact its businesses until the Merger is consummated. The Company and Parent have also agreed to use their respective reasonable best efforts to obtain any approvals from governmental authorities for the Merger, including all required antitrust approvals, on the terms and subject to the conditions set forth in the Merger Agreement.

The Merger Agreement contains certain provisions giving each of Parent and the Company rights to terminate the Merger Agreement under certain circumstances, including the right for either Parent or the Company to terminate the Merger Agreement if the Merger has not been consummated on or before September 30, 2022. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $3,375,000. The Merger Agreement further provides that Parent will be required to pay the Company a reverse termination fee of $5,000,000 under certain circumstances if Parent is does not confirm in writing to the Company that it has available cash in an amount which, together with the Debt Financing (as defined below), is required to pay the Merger Consideration.

Closing of the Merger is expected to occur during the quarter ending September 30, 2022.

If the Merger is consummated, the shares of Company Common Stock will be delisted from the Nasdaq Stock Market LLC and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Also on June 21, 2022, in connection with execution of the Merger Agreement, Parent entered into support agreements (the “Support Agreements”) with each of (a) Peter G. Dornau, the Chairman of the Board, President and Chief Executive Officer of the Company, as well as an entity of which he is the sole managing member, in his capacity and such entity’s capacity as a shareholder of the Company, and (b) Gregor M. Dornau, Executive Vice President - Sales & Marketing and a director of the Company, in his capacity as a shareholder of the Company, pursuant to which each such party agreed, among other things, to vote their respective beneficially owned shares of Company Common Stock (i) in favor of (1) the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement, and (2) any proposal to adjourn or postpone any meeting of shareholders of the Company to a later date if there are not sufficient votes to approve the Merger; and (ii) against (1) any Takeover Proposal (including a Superior Proposal), Company Acquisition Agreement, or any of the transactions contemplated thereby (all terms as defined in the Merger Agreement), (2) any action, proposal, transaction, or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty, or any other obligation or agreement of the Company under the Merger Agreement or of such shareholder under the Support Agreement, and (3) any action, proposal, transaction, or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the timely consummation of the Merger or the fulfillment of Parent’s, the Company’s, or Merger Sub’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company’s charter documents). The Support Agreements will terminate upon the earliest to occur of (a) the Effective Time of the Merger; (b) the date on which the Merger Agreement is terminated in accordance with its terms; (c) the termination of the Support Agreement by mutual written consent of the parties hereto; or (d) any amendment or modification of, or waiver under, the Merger Agreement, in each case without the prior written consent of the shareholder party to the Support Agreement, in a manner that (i) reduces or imposes any restriction on the right of such shareholder to receive the Merger Consideration, or (ii) reduces the amount or changes the form of the Merger Consideration.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and the terms of which are incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto only for purposes of the Merger Agreement and as of specific dates as set forth therein; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement; may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Following execution of the Merger Agreement on June 21, 2022, the Consenting Shareholders duly executed and delivered to the Company the Written Consent, approving and adopting the Merger Agreement and the transactions contemplated thereby, including the Merger. No further approval of the Company’s shareholders is required to adopt the Merger Agreement or will be sought. As a result of receipt of the Written Consent, the Company is prohibited from engaging in any further discussions or solicitations regarding an alternative potential acquisition of the Company.

Pursuant to rules adopted by the Securities and Exchange Commission under the Exchange Act, the Company will prepare and file with the SEC, and thereafter mail to its stockholders, a Schedule 14C Information Statement.

Item 7.01. Regulation FD Disclosure.

On June 22, 2022, Parent and the Company issued a joint press release announcing the execution of the Merger Agreement. A copy of that press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

Financing Commitments

Parent and Truist Bank (“Truist”) have entered into a debt commitment letter, dated June 21, 2022 (the “Debt Commitment Letter”), pursuant to which Truist committed to provide Parent with debt financing in an aggregate principal amount of $125 million (the “Debt Financing”), subject to a number of conditions, including the receipt of executed loan documentation, satisfaction of the conditions to, and consummation of, the Merger and other customary closing conditions for financings of this type.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 21, 2022, by and among Ocean Bio-Chem, Inc., OneWater Marine Inc. and OBCMS, Inc.+
99.1	Press Release issued by Ocean Bio-Chem, Inc. on June 22, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission on request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2022

OCEAN BIO-CHEM, INC.

By:	/s/ Jeffrey S. Barocas
	Name:	Jeffrey S. Barocas
	Title:	Chief Financial Officer